Exhibit 99.1

Contacts:	William H. Kurtz	Robin Yim
	Executive Vice President and Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700
FOR IMMEDIATE RELEASE
NOVELLUS SYSTEMS REPORTS SECOND QUARTER 2007 RESULTS
SAN JOSE, Calif., July 16, 2007—Novellus Systems, Inc. (NASDAQ: NVLS) today reported net sales and results of operations for its second quarter ended June 30, 2007. Net sales for the second quarter were $416.3 million, up $19.4 million or 4.9 percent from first quarter 2007 net sales of $397.0 million and up $6.3 million or 1.5 percent from second quarter 2006 net sales of $410.1 million. Net income for the second quarter was $57.3 million, or $0.45 per diluted share, up $3.6 million or 6.6 percent from first quarter 2007 net income of $53.8 million and up $4.6 million or 8.8 percent from second quarter 2006 net income of $52.7 million.
Bookings in the second quarter were $332.2 million, down 19.4 percent over first quarter 2007 bookings of $412.2 million. Shipments of $436.4 million in the second quarter represent an increase of $47.3 million or 12.2 percent from $389.1 million reported for the first quarter 2007. Deferred revenue at the end of the second quarter was $107.9 million, an increase of $18.5 million or 20.7 percent from $89.4 million at the end of the first quarter 2007.
Cash, cash equivalents, restricted cash and short-term investments as of June 30, 2007 were $1.0 billion, essentially unchanged from the first quarter 2007.
The financial measures set forth above that present revenue on a shipments basis and bookings, are not in accordance with U.S. generally accepted accounting principles (GAAP). We believe that these non-GAAP financial measures provide further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods because they assist shareholder understanding of the effects of certain charges and benefits on the quarter’s results.
“The second quarter revenues and earnings came in as expected, however bookings and shipments have come in at the low end of our guidance as some absorption of excess capacity is taking place. Despite the shortfall on our shipments we have continued to control expenses and have taken preemptive actions to improve operations,” said Richard Hill, Chairman of the Board and CEO. “Also, during the quarter we have announced several major new products that are targeted to deliver productivity gains our customers need to compete and win in the Semiconductor Industry.”
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) our belief that the non-GAAP financial measures will provide shareholders further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods and (ii) our belief that the introduction of several major new products will deliver productivity gains our customers need to compete and win in the Semiconductor Industry, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, the inability of the non-GAAP measures to provide shareholders further insight into the results of operations and enhance the consistency and comparability of those results to results in prior periods, unforeseen disruptions in production and manufacturing that may impact the introduction of new products into the market which are targeted to deliver productivity gains to our customers; and other risks indicated in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.
About Novellus:
Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 30	March 31	July 1	June 30	July 1
(Unaudited)	2007	2007	2006	2007	2006
Net sales	$416,335	$396,974	$410,073	$813,309	$775,979
Cost of sales	208,225	202,065	205,309	410,290	403,675

Gross profit	208,110	194,909	204,764	403,019	372,304
%	50.0%	49.1%	49.9%	49.6%	48.0%
Operating expenses:
Selling, general and administrative	72,011	67,100	66,311	139,111	124,793
Research and development	63,374	60,400	63,298	123,774	127,081
Restructuring and other charges	—	—	—	—	12,629
Legal settlement	—	—	—	—	3,250

Total operating expenses	135,385	127,500	129,609	262,885	267,753
%	32.5%	32.1%	31.6%	32.3%	34.5%

Income from operations	72,725	67,409	75,155	140,134	104,551
%	17.5%	17.0%	18.3%	17.2%	13.5%
Other income, net	14,597	11,107	7,611	25,704	13,690

Income before income taxes and cumulative effect of a change in accounting principle	87,322	78,516	82,766	165,838	118,241
Provision for income taxes	29,977	24,733	30,061	54,710	41,767

Income before cumulative effect of a change in accounting principle	57,345	53,783	52,705	111,128	76,474
Cumulative effect of a change in accounting principle, net of tax	—	—	—	—	948

Net income	$57,345	$53,783	$52,705	$111,128	$77,422

Net income per share:
Basic
Income before cumulative effect of a change in accounting principle	$0.46	$0.43	$0.42	$0.90	$0.60
Cumulative effect of a change in accounting principle, net of tax	—	—	—	—	0.01

Basic net income per share	$0.46	$0.43	$0.42	$0.90	$0.61

Diluted
Income before cumulative effect of a change in accounting principle	$0.45	$0.42	$0.42	$0.88	$0.59
Cumulative effect of a change in accounting principle, net of tax	—	—	—	—	0.01

Diluted net income per share	$0.45	$0.42	$0.42	$0.88	$0.60

Shares used in basic per share calculation	123,788	123,979	125,124	123,887	128,113

Shares used in diluted per share calculation	126,630	127,137	125,910	126,792	129,087

NOVELLUS SYSTEMS, INC.
RECONCILIATION OF THE STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN CHARGES AND BENEFITS) (1)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 30	March 31	July 1	June 30	July 1
(Unaudited)	2007	2007	2006	2007	2006
Net income excluding certain charges and benefits:	$57,345	$53,783	$52,705	$111,128	$86,240
Restructuring and other charges	—	—	—	—	(12,629)
Legal settlement	—	—	—	—	(3,250)
Cumulative effect of a change in accounting principle	—	—	—	—	1,542

Total charges and benefits	—	—	—	—	(14,337)
Tax effect of the above charges and benefits	—	—	—	—	5,519

Net income	$57,345	$53,783	$52,705	$111,128	$77,422

Net income per diluted share excluding certain charges and benefits:	$0.45	$0.42	$0.42	$0.88	$0.67
Restructuring and other charges	—	—	—	—	(0.10)
Legal settlement	—	—	—	—	(0.02)
Cumulative effect of a change in accounting principle	—	—	—	—	0.01
Tax effect of the above charges and benefits	—	—	—	—	0.04

Net income per diluted share	$0.45	$0.42	$0.42	$0.88	$0.60

(1)	The reconciliation of the statements of operations (excluding certain charges and benefits) is intended to present our operating results, excluding certain charges, benefits and related adjustments on provisions for income taxes. The reconciliation of the statements of operations is not in accordance with or an alternative for GAAP and may be different from similar measures by other companies.
NOVELLUS SYSTEMS, INC.
SCHEDULE OF SHARE-BASED COMPENSATION

	Three Months Ended			Six Months Ended
	June 30	March 31	July 1	June 30	July 1
(In thousands)	2007	2007	2006	2007	2006
(Unaudited)	(1)	(2)	(3)	(1)	(3)
Cost of sales	$565	$510	$538	$1,075	$846
Selling, general and administrative	5,248	5,697	5,590	10,945	11,029
Research and development	3,107	2,895	2,664	6,002	5,725

Total share-based compensation expenses	8,920	9,102	8,792	18,022	17,600
Benefit from income taxes	2,080	2,276	3,385	4,356	6,776

Net share-based compensation expenses	$6,840	$6,826	$5,407	$13,666	$10,824

(1)	Amounts include amortization expense related to stock options of $5.0 million and $9.9 million, employee stock purchase plan of $0.9 million and $1.4 million, and restricted stock awards of $3.1 million and $6.7 million for the three and six months ended June 30, 2007, respectively.

(2)	Amounts include amortization expense related to stock options of $4.9 million, employee stock purchase plan of $0.6 million, and restricted stock awards of $3.6 million.

(3)	Amounts include amortization expense related to stock options of $6.5 million and $12.9 million, employee stock purchase plan of $0.6 million and $1.2 million, and restricted stock awards of $1.7 million and $3.5 million for the three and six months ended July 1, 2006, respectively.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
(In thousands)	(Unaudited)	*
ASSETS
Current assets:
Cash and short-term investments	$866,291	$853,328
Accounts receivable, net	421,898	310,888
Inventories	233,345	198,571
Deferred taxes and other current assets	144,584	142,506

Total current assets	1,666,118	1,505,293
Property and equipment, net	341,901	364,599
Restricted cash	148,201	143,769
Goodwill	229,650	225,431
Intangible and other assets	128,823	123,400

Total assets	$2,514,693	$2,362,492

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$281,202	$261,659
Deferred profit	55,547	41,351
Income taxes payable	33,665	38,879
Current obligations under lines of credit	16,986	19,480

Total current liabilities	387,400	361,369
Long-term debt	130,967	127,862
Other liabilities	56,665	38,556

Total liabilities	575,032	527,787

Shareholders’ equity:
Common stock	1,426,998	1,393,914
Retained earnings and accumulated other comprehensive income	512,663	440,791

Total shareholders’ equity	1,939,661	1,834,705

Total liabilities and shareholders’ equity	$2,514,693	$2,362,492

*	The December 31, 2006 condensed consolidated balance sheet was derived from our audited consolidated financial statements.